================================================================================



                               PURCHASE AGREEMENT

                                      among

                             D and W HOLDINGS, INC.,
                                   as Issuer,

                                       and

                           THE PURCHASERS NAMED HEREIN

                          Dated as of October 25, 2000

                                  Relating to:

 $36,500,000 Aggregate Principal Amount of 15% Senior Pay-In-Kind Notes due 2010

                                       and

      shares representing 8.4% of fully diluted Common Stock of the Issuer



================================================================================

                                                 TABLE OF CONTENTS


                                                                                                 Page

RECITALS............................................................................................1

                                                     SECTION 1

                                         DEFINITIONS AND ACCOUNTING TERMS

1.01.    Definitions................................................................................2
1.02.    Computation of Time Periods...............................................................12
1.03.    Accounting Terms..........................................................................12

                                                     SECTION 2

                                  AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES

2.01.    Authorization of Issue....................................................................12
2.02.    Sale......................................................................................12
2.03.    Closing...................................................................................12
2.04.    Allocation of Purchase Price..............................................................13

                                                     SECTION 3

                                               CONDITIONS TO CLOSING

                                                     SECTION 4

                                   REPRESENTATIONS AND WARRANTIES OF THE ISSUER

4.01.    Corporate Existence.......................................................................16
4.02.    Financial Condition.......................................................................16
4.03.    Litigation................................................................................18
4.04.    No Breach; No Default.....................................................................18
4.05.    Action....................................................................................18
4.06.    Authorization of this Agreement...........................................................19
4.07.    Authorization of the Indenture............................................................19
4.08.    Authorization of the Notes and Exchange Notes.............................................19
4.09.    Authorization of the Exchange and Registration Rights Agreement...........................19
4.10.    Authorization of Common Stock.............................................................19
4.11.    Authorization of the Registration Rights Agreement........................................20

                                       -i-


                                                                                                 Page
                                                                                                 ----

4.12.    [INTENTIONALLY OMITTED]...................................................................20
4.13.    Approvals.................................................................................20
4.14.    Representations and Warranties in Transaction Documents...................................20
4.15.    ERISA.....................................................................................20
4.16.    Taxes.....................................................................................21
4.17.    Investment Company Act; Public Utility Holding Company Act; Other Restrictions............21
4.18.    Environmental Matters.....................................................................22
4.19.    Subsidiaries..............................................................................22
4.20.    Properties................................................................................22
4.21.    Licenses and Permits; Compliance with Laws................................................22
4.22.    True and Complete Disclosure..............................................................23
4.23.    Solvency; Etc.............................................................................23
4.24.    Labor Matters.............................................................................24
4.25.    Private Offering; No Integration or General Solicitation..................................24
4.26.    Eligibility for Resale Under Rule 144A....................................................24
4.27.    No Brokers................................................................................24

                                                     SECTION 5

                                         REPRESENTATIONS OF THE PURCHASERS

5.01.    Purchase for Investment...................................................................25
5.02.    Source of Funds...........................................................................26

                                                     SECTION 6

                                         COVENANTS TO PROVIDE INFORMATION

6.01.    Future Reports to Holders.................................................................28
         (a)    Monthly and Quarterly Statements...................................................28
         (b)    Annual Statements..................................................................28
         (c)    Compliance Certificate.............................................................29
         (d)    Other Information..................................................................30
         (e)    Notice of Default..................................................................30
         (f)    Additional Information to Holders of Other Indebtedness............................30
         (g)    Credit Agreement...................................................................30
         (h)    Calculation of Original Issue Discount.............................................30
         (i)    Annual Budgets.....................................................................31
         (j)    Requested Information..............................................................31
6.02.    Information to Be Provided Pursuant to Rule 144A(d)(4)....................................31


                                       -ii-


                                                     SECTION 7

                                            OTHER AFFIRMATIVE COVENANTS

                                                                                                 Page
                                                                                                 ----

7.01.    Preservation of Corporate Existence and Franchises........................................31
7.02.    Maintenance of Properties.................................................................32
7.03.    Taxes.....................................................................................32
7.04.    Books and Records.........................................................................32
7.05.    Compliance with Law.......................................................................32
7.06.    Insurance.................................................................................33
7.07.    Mandatory AHYDO Redemption................................................................33
7.08.    Maximum Total Leverage Ratio..............................................................33
7.09.    Minimum Interest Coverage Ratio...........................................................33
7.10.    Inspection................................................................................34

                                                     SECTION 8

                                                     COVENANTS

8.01.    Incorporation of Covenants................................................................35

                                                     SECTION 9

                                   PROVISIONS RELATING TO RESALES OF SECURITIES

9.01.    Private Offerings.........................................................................35
         (a)    Offers and Sales Only to Institutional Accredited Investors or Qualified
                Institutional Buyers...............................................................35
         (b)    No General Solicitation............................................................36
         (c)    Purchases by Non-Bank Fiduciaries..................................................36
         (d)    Restrictions on Transfer; Legend...................................................36
         (e)    No Future Liability................................................................36
         (f)    Securities Act Restrictions........................................................36
9.02.    Resale Offering Assistance................................................................38
9.03.    Blue Sky Compliance.......................................................................39
9.04.    No Integration............................................................................39
9.05.    Form of Legend for the Securities.........................................................39



                                       -iii-


                                                    SECTION 10

                                                     THE NOTES

                                                                                                 Page
                                                                                                 ----

10.01.   Form and Execution........................................................................40
10.02.   Terms of the Notes........................................................................41
         (a)    Stated Maturity....................................................................41
         (b)    Interest...........................................................................41
10.03.   Denominations.............................................................................41
10.04.   Payments and Computations.................................................................41
10.05.   Registration; Registration of Transfer and Exchange.......................................42
         (a)    Security Register..................................................................42
         (b)    Registration of Transfer...........................................................42
         (c)    Exchange...........................................................................47
         (d)    Effect of Registration of Transfer or Exchange.....................................47
         (e)    Requirements; Charges..............................................................47
         (f)    Certain Limitations................................................................47
10.06.   Mutilated, Destroyed, Lost and Stolen Notes...............................................47
10.07.   Persons Deemed Owners.....................................................................48
10.08.   Cancellation..............................................................................48
10.09.   Home Office Payment.......................................................................49

                                                    SECTION 11

                                                    REDEMPTION

11.01.   Right of Redemption.......................................................................49
11.02.   Partial Redemptions.......................................................................49
11.03.   Notice of Redemption......................................................................50
11.04.   Deposit of Redemption Price...............................................................50
11.05.   Notes Payable on Redemption Date..........................................................51
11.06.   Notes Redeemed in Part....................................................................51

                                                    SECTION 12

                                                 EVENTS OF DEFAULT

12.01.   Events of Default.........................................................................52
12.02.   Remedies..................................................................................54
12.03.   Waiver of Past Defaults...................................................................56


                                       -iv-



                                                    SECTION 13

                                           EXPENSES, INDEMNIFICATION AND
                                           CONTRIBUTION AND TERMINATION

                                                                                                 Page
                                                                                                 ----

13.01.   Expenses..................................................................................56
13.02.   Indemnification...........................................................................57
         (a)    Indemnification by the Issuer......................................................57
         (b)    Indemnification by the Purchasers..................................................57
         (c)    Notifications and Other Indemnification Procedures.................................58
13.03.   Contribution..............................................................................59
13.04.   Survival..................................................................................60

                                                    SECTION 14

                                                   MISCELLANEOUS

14.01.   Notices...................................................................................60
14.02.   Benefit of Agreement; Assignments and Participations......................................61
14.03.   No Waiver; Remedies Cumulative............................................................61
14.04.   Amendments................................................................................62
14.05.   Counterparts..............................................................................62
14.06.   Reproduction..............................................................................62
14.07.   Headings..................................................................................63
14.08.   Governing Law; Submission to Jurisdiction; Venue..........................................63
14.09.   Severability..............................................................................64
14.10.   Entirety..................................................................................64
14.11.   Survival of Representations and Warranties................................................64
14.12.   Incorporation.............................................................................65




EXHIBITS

Exhibit A           -      Form of Note
Exhibit B           -      Form of Exchange and Registration Rights Agreement
Exhibit C           -      Form of Registration Rights Agreement
Exhibit D           -      Form of Indenture
Exhibit E           -      Form of Issuer Counsel Opinion
Exhibit F           -      Form of Purchaser Counsel Opinion
Exhibit G           -      Form of Solvency Certificate
Exhibit H           -      Form of Amended and Restated Certificate of
                           Incorporation
Exhibit I           -      Form of Legend

SCHEDULES

Schedule A          -      Information Relating to Purchasers
Schedule 3D         -      Outstanding Indebtedness
Schedule 4.03       -      Litigation
Schedule 4.18       -      Environmental Matters
Schedule 4.19       -      Subsidiaries
Schedule 4.25       -      Labor Matters
Schedule 4.28       -      Sources of Funds

Annex A             -      Credit Agreement

                               PURCHASE AGREEMENT

                  PURCHASE AGREEMENT, dated as of October 25, 2000, by and among D and W HOLDINGS, INC., a Delaware corporation (the "ISSUER"), and THE PURCHASERS NAMED ON THE SIGNATURE PAGES HEREIN (each a "PURCHASER" and, collectively, the "PURCHASERS").

                                    RECITALS

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Issuer has agreed to sell to the Purchasers, and each Purchaser, acting severally and not jointly, has agreed to purchase from the Issuer, in the proportions set forth on Exhibit A hereto opposite such Purchaser's name, (i) $36.5 million aggregate principal amount of the Issuer's 15% Senior Pay-In-Kind Notes, Series A, in the form of Exhibit A hereto (together with such additional notes, when issued, as may be paid as interest, the "NOTES") and (ii) 13,168,922 shares (the "SERIES A SHARES") of the Issuer's series A common stock, par value $.01 per share (the "SERIES A COMMON STOCK"), and 3,292,231 shares (the "SERIES B SHARES" and, together with the Series A Shares, the "SHARES") of the Issuer's series B common stock, par value $.01 per share (the "SERIES B COMMON STOCK", and together with the Series A Common Stock, the "COMMON STOCK"). The Notes and the Shares are collectively referred to as the "SECURITIES."

                  WHEREAS, the holders of the Notes will be entitled to the benefits of an Exchange and Registration Rights Agreement, dated the date hereof (the "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT"), by and among the Issuer and the Purchasers in the form of Exhibit B hereto.

                  WHEREAS, the holders of Shares from time to time will be entitled to the benefits of the Registration Rights Agreement, dated the date hereof (the "REGISTRATION RIGHTS AGREEMENT"), by and among the Issuer, the Purchasers and certain stockholders of the Issuer in the form of Exhibit C hereto.

                  WHEREAS, the Issuer has duly authorized the creation and issuance of the Securities and the Issuer has duly authorized the execution and delivery of this Agreement, the Exchange and Registration Rights Agreement and the Registration Rights Agreement.

                  WHEREAS, all things necessary to make this Agreement, the Notes (when issued and delivered hereunder), the Shares (when issued and delivered hereunder), the Exchange and Registration Rights Agreement and the Registration Rights Agreement valid and binding obligations of the Issuer in accordance with their respective terms have been done.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

                  1.01. DEFINITIONS. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:

                  "ACQUISITION" means the acquisition contemplated by the Ellison Acquisition Agreement.

                  "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "AHYDO AMOUNT" is defined in Exhibit A.

                  "AHYDO SCHEDULE" is defined in Section 3J.

                  "ARDSHIEL" means Ardshiel, Inc., a Delaware corporation.

                  "ATRIUM" means Atrium Companies, Inc., a Delaware corporation.

                  "BANKRUPTCY LAW" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "BANKRUPTCY ORDER" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

                  "BOARD OF DIRECTORS" means the board of directors of the Issuer or any of its Subsidiaries, as the case may be, or any duly authorized committee of such board.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. ss. 9601 et seq.

                  "CLOSING TIME" is defined in Section 2.03.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, as amended from time to time.

                  "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

                  "COMMON STOCK" is defined in the first recital to this Agreement.

                  "CONTRACTUAL OBLIGATION" means as to any Person, any provision of any security issued by such Person or of any mortgage, security agreement, pledge agreement, indenture, credit agreement, securities purchase agreement, debt instrument, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound or subject.

                  "CONTROLLING PERSON" is defined in Section 13.02(a).

                  "CREDIT AGREEMENT" means the amended and restated credit agreement dated as of October 2, 1998, amended and restated as of October 25, 2000, among Atrium, as borrower; the Issuer, as guarantor; the other guarantors party thereto; each of the lenders that is a signatory thereto; Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arranger, syndication agent and documentation agent; and Fleet National Bank, as administrative agent.

                  "CUSTODIAN" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other Person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

                  "DEBT SECURITIES" means any debt securities issued by the Issuer or any Subsidiary or Affiliate of the Issuer in a public offering or a private placement.

                  "DEFAULT" has the meaning ascribed to such term in the Indenture.

                  "DEFAULT INTEREST" means the greater of (i) the interest rate in effect during any time a Default or Event of Default has occurred and remains uncured plus 1% per annum and (ii) the Prime Rate then in effect.

                  "ELLISON" means VES, Inc., a Delaware corporation, doing business in North Carolina as Ellison Extrusion Systems, Inc.

                  "ELLISON ACQUISITION AGREEMENT" means the amended and restated purchase agreement, dated as of October 25, 2000 by and between The Ellison Company, Inc., and the Issuer pursuant to which the Issuer will acquire all of the outstanding capital stock of Ellison and substantially all of the assets of Ellison's Window and Doors Division.

                  "EMPLOYEE BENEFIT PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which the Issuer or any Subsidiary could incur liability.

                  "ENVIRONMENTAL LAWS" means any and all present and future applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including, without limitation, ambient air, indoor air, soil, surface water, groundwater, land or subsurface strata and natural resources such as wetlands, flora and fauna, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on or after the Closing Time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA ENTITY" means any member of an ERISA Group.

                  "ERISA EVENT" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any ERISA Entity of any liability under Ti-tle IV of ERISA with respect to the termination of any Plan; (e) the receipt by any ERISA Entity from the Pension Benefit Guaranty Corporation ("PBGC") of any notice relating to an intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which is reasonably likely to constitute grounds under ERISA for the PBGC to terminate or appoint a trustee to administer any Plan;
(f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (g) the receipt by any ERISA Entity of any notice, or the receipt by any Multiemployer Plan from the Issuer or any of its Subsidiaries of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) that is reasonably likely to result in liability to any ERISA Entity.

                  "ERISA GROUP" means the Issuer or any of its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer or any Subsidiary, are treated as a single employer under
Section 414 of the Code.

                  "ESTIMATED AHYDO AMOUNT" is defined in Section 7.07.

                  "EVENT OF DEFAULT" is defined in Section 12.01.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" is defined in the second recital to this Agreement.

                  "EXCHANGE NOTES" means the notes issued in the Exchange
Offer.

                  "EXCHANGE OFFER" is defined in the Exchange and Registration Rights Agreement.

                  "FOREIGN PLAN" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Issuer or any Subsidiary with respect to employees employed outside the United States.

                  "FULLY DILUTED" means the sum of all shares of Common Stock outstanding as of the Closing Time and all shares of Common Stock issuable upon the conversion or exercise of options or warrants to purchase, or securities convertible into or exercisable for, shares of Common Stock outstanding as of the Closing Time.

                  "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States that are applicable at the date of determination and which are consistently applied for all applicable periods.

                  "GOVERNMENTAL AUTHORITY" means any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

                  "HAZARDOUS MATERIAL" means any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and asbestos.

                  "HOLDER" means a Person in whose name a Note or Share is registered on the Security Register.

                  "INDEMNIFIED PERSON" is defined in Section 13.02(c).

                  "INDENTURE" means the indenture in the form attached hereto as Exhibit D governing the Exchange Notes as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof.

                  "INSTITUTIONAL INVESTOR" means any Holder that (a) is an original Purchaser of the Notes or an Affiliate of such an original Purchaser, (b) holds more than 5% of the aggregate principal amount of the Outstanding Notes, or (c) is a bank, trust company, savings and loan association or other financial institution, a pension plan, an investment company, an insurance company, a broker dealer, or another other similar financial institution or entity, regardless of legal form.

                  "ISSUE DATE" means the original issue date of the Notes hereunder.

                  "ISSUER" is defined in the preamble to this Agreement and includes its successors and assigns.

                  "ISSUER INDEMNIFIED PERSON" is defined in Section 13.02(b).

                  "LAW" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, management, operations, condition (financial or otherwise), prospects or assets of the Issuer and its Subsidiaries taken as a whole, (b) the ability of the Issuer or any Subsidiary to perform any of its material obligations under any of the Transaction Documents, or (c) the validity or enforceability of any Transaction Document, other than, in the case of clause (a), any effect arising from any matter disclosed in writing to the Purchasers on or prior to the date hereof.

                  "MATURITY" means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Agreement requires the Issuer to make).

                  "MULTIEMPLOYER PLAN" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions while a member of the ERISA Group, (ii) to which any member of the ERISA Group has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period, or (iii) with respect to which the Issuer or any of its Subsidiaries is reasonably likely to incur liability.

                  "NOTEHOLDERS" means the holders of the Notes.

                  "NOTES" is defined in the first recital to this Agreement.

                  "OFFICER" means, with respect to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, an Executive Vice President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such Person.

                  "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers of such Person; PROVIDED, HOWEVER, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in this Agreement shall include (i) a statement that the Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such term or condition has been satisfied or complied with or the certifications required to be made therein are complete and accurate, (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with and (iv) all other statements and determinations required by the related terms and conditions of this Agreement giving rise to the delivery of such Officers' Certificate.

                  "ORGANIC DOCUMENT" means, relative to any Person, its certificate of incorporation, its bylaws, its partnership agreement, its memorandum and articles of association, share designations or similar organizational documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

                  "OUTSTANDING NOTES" means, as of the date of determination, all Notes issued pursuant to this Agreement, other than Notes owned by the Issuer or any of its Affiliates or Notes that have been redeemed or canceled prior to such date, and all Exchange Notes, which shall vote together with the Notes as a single class.

                  "PERMITS" means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct a business as presently conducted.

                  "PERSON" means any individual, corporation (including, without limitation, a business trust, professional corporation and insurance company), limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other legally recognizable entity.

                  "PIK REDEMPTION AMOUNT" is defined in Exhibit A.

                  "PLAN" means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Issuer or a Commonly Controlled Entity (as defined in ERISA) is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PREFERRED STOCK" has the meaning ascribed to that term in the Indenture.

                  "PRIME RATE" means the rate of interest from time to time announced by Citibank, N.A. at its principal office as its prime commercial lending rate.

                  "PRIVATE OFFERING" means any offering by any of the Purchasers of some or all of the Securities without registration under the Securities Act.

                  "PROCEEDING" means any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

                  "PROPERTY" means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

                  "PTE" is defined in Section 5.02.

                  "PURCHASE PRICE" is defined in Section 2.02.

                  "PURCHASER INDEMNIFIED PERSON" is defined in Section
13.02(a).

                  "PURCHASERS" is defined in the preamble to this Agreement.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor on March 13, 1984.

                  "QUALIFIED INSTITUTIONAL BUYER" means any Person that is a "qualified institutional buyer" within the meaning of Rule 144A.

                  "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Agreement.

                  "REDEMPTION PRICE", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Agreement.

                  "REGISTRATION RIGHTS AGREEMENT" is defined in the third recital to this Agreement.

                  "REGULATION S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

                  "RESPONSIBLE OFFICER" has the meaning ascribed to such term in the Indenture.

                  "RESTRICTED SUBSIDIARY" has the meaning ascribed to such term in the Indenture.

                  "RULE 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "SECURITIES" is defined in the first recital to this Agreement.

                  "SECURITIES ACT" mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  "SECURITY" means any of the Notes or the Shares.

                  "SERIES A COMMON STOCK" is defined in the first recital to this Agreement.

                  "SERIES B COMMON STOCK" is defined in the first recital to this Agreement.

                  "SERIES A SHARES" is defined in the first recital to this Agreement.

                  "SERIES B SHARES" is defined in the first recital to this Agreement.

                  "SHARES" is defined in the first recital to this Agreement.

                  "SIGNIFICANT SUBSIDIARY" means (i) any Restricted Subsidiary (as defined in the Indenture) that, together with its Restricted Subsidiaries, would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission and
(ii) for purposes of Section 12.01, any other Restricted Subsidiary that when aggregated with all other Restricted Subsidiaries that are not Significant Subsidiaries as to which an event described under clauses (h), (i) or (j) under Section 12.01 has occurred, together with their Restricted Subsidiaries, would constitute a Significant Subsidiary pursuant to clause
(i) above (using a 5% threshold under Rule 1-02 rather than the 10% threshold provided in Rule 1-02).

                  "SOLVENT" and "SOLVENCY" means, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

                  "SOURCE" is defined in Section 5.02.

                  "SPECIAL INTEREST" is defined in the Exchange and Registration Rights Agreement.

                  "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of the Issuer. All references to any Subsidiary of the Issuer shall include all those Persons that become Subsidiaries upon consummation of the Ellison Acquisition.

                  "TAX RETURNS" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

                  "TAXES" means any and all taxes, imposts, duties, charges, fees, levies or other charges or assessments of whatever nature, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Exchange and Registration Rights Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Ellison Acquisition Agreement, the Credit Agreement and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

                  "TRANSACTIONS" means, collectively, the transactions provided for in, or contemplated by, the Transaction Documents.

                  "UCC" means the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

                  "UNITED STATES" shall have the meaning assigned to such term in Regulation S.

                  1.02. COMPUTATION OF TIME PERIODS. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  1.03. ACCOUNTING TERMS. Accounting terms used but not otherwise defined herein shall have the meanings provided by, and be construed in accordance with, GAAP.

                                    SECTION 2

                 AUTHORIZATION, ISSUANCE and sale OF SECURITIES

                  2.01. AUTHORIZATION OF ISSUE. The Issuer has authorized the issue and sale of (i) $36,500,000 initial aggregate principal amount of the Notes and such additional amount of Notes as may be paid as interest on the Notes, each Note to be in the form of Exhibit A hereto, (ii) 13,168,922 shares of Series A Common Stock and (iii) 3,292,231 shares of Series B Common Stock pursuant to this Agreement.

                  2.02. SALE. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Purchaser, and each Purchaser, acting severally and not jointly, agrees to purchase from the Issuer, the aggregate principal amount of Notes and the aggregate number of Shares, in each case, set forth in Schedule A opposite the name of such Purchaser at a purchase price (the "Purchase Price") of $1,000 for each $1,000 principal amount of Notes and 328.94 Series A Shares and 82.24 Series B Shares. Each Purchaser's obligation to close is conditioned upon each of the other Purchasers fulfilling its obligation to close.

                  2.03. CLOSING. The purchase and sale of Securities pursuant to this Agreement shall occur at the offices of Cahill Gordon & Reindel, at 10:00 A.M. (New York City time), on October 25, 2000, or such other time as shall be agreed upon by the Purchasers and the Issuer (such time and date of payment and delivery being herein called the "CLOSING TIME"). At the Closing Time, the Issuer will deliver to each Purchaser certificates for the Securities to be purchased by such Purchaser at the Closing Time, in such denominations (in the case of the Notes in integral multiples of $1,000) as such Purchaser may request, dated the Closing Time and registered in such Purchaser's name, against payment by such Purchaser to the Issuer by wire transfer of immediately available funds in the amount of the Purchase Price to be paid by such Purchaser therefor to such bank account or accounts as the Issuer may request in writing at least two Business Days prior to the Closing Time.

                  2.04. ALLOCATION OF PURCHASE PRICE. For all income tax purposes, the Issuer and the Purchasers agree that the Purchase Price paid by each Purchaser shall be allocable as follows: $572.38 to each $1,000 principal amount of Notes, $427.62 to each share of Class A Common Stock and $0 to each share of Class B Common Stock. The tax and reporting basis of the Securities under the Code by the Issuer and the Purchasers shall be consistent with the foregoing.

                                    SECTION 3

                              CONDITIONS TO CLOSING

                  Each Purchaser's several obligation to purchase and pay for the Securities to be purchased by it at the Closing Time is subject to the satisfaction or waiver by each Purchaser prior to or at the Closing Time of each of the conditions specified below in this Section 3:

                  A. At or before the Closing Time, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Purchasers shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received the following items, each of which shall be in form and substance reasonably satisfactory to the Purchasers and, unless otherwise noted, dated the Closing
Time:

                  1. a copy of the Issuer's charter, certified as of the Closing Time by one of its Officers, together with a certificate of status, compliance, good standing or like certificate with respect to the Issuer issued by the appropriate government officials of the jurisdiction of its incorporation, each to be dated a recent date prior to the Closing Time;

                  2. a copy of the Issuer's bylaws, certified as of the Closing Time by one of its Officers;

                  3. resolutions of the Issuer's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Transaction Documents to which it is a party and any other documents, instruments and certificates required to be executed by the Issuer in connection herewith and therewith and approving and authorizing the execution and delivery of the Transaction Documents and the consummation of the Transactions, each certified as of the Closing

         Time by one of its Officers as being in full force and effect without modification or amendment;

                  4. an originally executed copy of the written opinion of Paul, Hastings, Janofsky & Walker, LLP, counsel for the Issuer, substantially in the form of Exhibit E hereto and addressed to the Purchasers;

                  5. an originally executed copy of the written opinion of Cahill Gordon & Reindel, counsel to the Purchasers, substantially in the form of Exhibit F hereto and addressed to the Purchasers;

                  6. a solvency certificate addressed to the Purchasers and dated the Closing Time from the chief financial officer of the Issuer, which solvency certificate shall be in the form of Exhibit G (appropriately completed) to the Credit Agreement, expressing opinions of value and other appropriate factual information regarding the solvency of the Issuer and its Subsidiaries (on a consolidated basis) after giving effect to the Transactions and the incurrence of all financings contemplated herein;

                  7. true and correct copies of the Ellison Acquisition Agreement, which shall not have been amended since October 13, 2000 in any material respect without the Purchasers' consent (which consent shall not be unreasonably withheld or delayed), and which shall be in full force and effect and each of the conditions to purchase contained therein shall have been performed or complied with substantially on the terms set forth therein and not materially waived without the Purchasers' consent (which consent shall not be unreasonably withheld or delayed);

                  8. (i) executed or conformed copies of the Credit Agreement and any amendments thereto made at or prior to the Closing Time and a copy of each legal opinion delivered in connection with the Credit Agreement, and the terms and provisions of the Credit Agreement and all documents and instruments relating thereto shall be reasonably satisfactory to the Purchasers, (ii) an Officers' Certificate from the Issuer certifying that the Credit Agreement is in full force and effect at the Closing Time and (iii) an Officers' Certificate from the Issuer to the effect that such party has performed or complied with all agreements and conditions contained in the Credit Agreement, except where such agreements or conditions would not reasonably be expected to have a Material Adverse Effect; and the Issuer shall have received $38.0 million in cash at or before the Closing Time from borrowings under the Credit Agreement; and

                  9. a certificate of the Chief Financial Officer of the Issuer certifying that the Issuer's pro forma EBITDA for the twelve-months ended August 31, 2000 was at least $71 million.

                  B. At or before the Closing Time, the Issuer shall have filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation of the Issuer in the form attached hereto as Exhibit H.

                  C. At or before the Closing Time, the Issuer shall have paid or caused Atrium to pay to the Purchasers the fees set forth in that certain Fee Letter dated July 28, 2000 and that certain Supplemental Fee Letter dated October 25, 2000.

                  D. Simultaneously with the issuance of the Securities, the Issuer shall have delivered to the Purchasers an Officers' Certificate from the Issuer in form and substance reasonably satisfactory to the Purchasers to the effect that (i) the representations and warranties in Section 4 are true, correct and complete at and as of the Closing Time to the same extent as though made at and as of that date, (ii) at or prior to the Closing Time, the Issuer has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Issuer hereunder at or prior to the Closing Time and (iii) all conditions to the consummation of the Acquisition in the Ellison Acquisition Agreement have been satisfied substantially on the terms set forth therein and have not been waived or materially amended without the Purchasers' prior written consent.

                  E. Other than the Notes, the Credit Agreement and as set forth in Schedule 3D hereto, neither the Issuer nor any Subsidiary, after giving effect to, and upon consummation of, the Transactions, shall have any outstanding indebtedness for money borrowed.

                  F. The Purchasers and their counsel shall be satisfied that the consummation of the Acquisition and the related financing shall be in compliance with all applicable Law (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System). At or prior to the Closing Time, (A) all necessary material governmental (domestic and foreign), regulatory and third party approvals in connection with the Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Purchasers and (B) all necessary material governmental (domestic and foreign), regulatory and third party approvals in connection with any existing indebtedness that is to remain outstanding after the Closing Time and the consummation of the Transactions shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Purchasers. At the Closing Time, no litigation by any entity (private or governmental) shall be pending or threatened in writing with respect to the Transactions or any documentation executed in connection therewith or the transactions contemplated thereby or with respect to any existing indebtedness.

                  G. The Acquisition shall be consummated simultaneously with the issuance of the Securities.

                  H. The Purchasers shall have received certificates evidencing their respective Notes and Shares.

                  I. The Purchasers shall have received executed copies of the Exchange and Registration Rights Agreement and the Registration Rights Agreement.

                  J. The Purchasers shall have received a schedule (the "AHYDO SCHEDULE") calculating the Estimated AHYDO Amount based on each possibility with respect to the number of cash interest payments made and assuming none of the Notes are redeemed on or prior to April 24, 2006, and the Purchasers shall be reasonably satisfied that the Estimated AHYDO Amount has been calculated in accordance with the definition of AHYDO Amount.

                                    SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

                  The Issuer represents and warrants to each of the Purchasers as of the date hereof and as of the Closing Time that:

                  4.01. CORPORATE EXISTENCE. The Issuer (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted, except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                  4.02.  FINANCIAL CONDITION.

                  (a) The Issuer has heretofore delivered to the Purchasers
(A) the audited consolidated balance sheets of Atrium and its subsidiaries as of December 31, 1997, December 31, 1998 and December 31, 1999, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended on those dates, together with reports thereon by PricewaterhouseCoopers LLP, certified public accountants, (B) the unaudited consolidated balance sheets of Atrium and its subsidiaries as of August 31, 2000 and the related statements of earnings and cash flows for the fiscal periods ended on those dates and (C) the audited consolidated balance sheets of Ellison as of December 31, 1998 and December 31, 1999, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended on those dates, together with reports thereon by KPMG LLP, certified public accountants. All of said financial statements, including in each case the related schedules and notes, are true, complete (in the case of year-end financial statements) and correct in all material respects, have been prepared in accordance with GAAP consistently applied (other than the omission of footnotes with respect to interim statements) and present fairly the financial position of the Issuer and its Subsidiaries or Ellison and its Subsidiaries, as the case may be, as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to period-end audit adjustments.

                  (b) Except as set forth in the financial statements or other information referred to in Section 4.02(a), as of the Closing Time there are no material liabilities of the Issuer of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that is reasonably likely to result in such a liability, other than:

                  (i) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999 that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect; and

                 (ii) liabilities under this Agreement or liabilities incurred in connection with the transactions contemplated hereby.

                  (c) Except as set forth in the financial statements referred to in Section 4.02(a), since December 31, 1999, there has been no Material Adverse Effect or any event, change or circumstance which could reasonably be expected to cause or evidence, either individually or together with any other events, changes and circumstances, a Material Adverse Effect.

                  (d) The pro forma balance sheet of the Issuer and its Subsidiaries (the "Pro Forma Balance Sheet"), certified by the chief financial officer of the Issuer, copies of which have been heretofore furnished to each Purchaser, together with the notes thereto, accurately reflects in all material respects all adjustments necessary to give effect to the Transactions, was prepared based on good faith assumptions and presents fairly in all material respects on a pro forma basis the consolidated financial position of Issuer and its Subsidiaries as of August 31, 2000, adjusted as described above.

                  4.03. LITIGATION. Except as disclosed in Schedule 4.03, there is no Proceeding pending against, or to the knowledge of the Issuer, threatened in writing against or affecting the Issuer, its Subsidiaries or any of their respective Properties before any Governmental Authority that, if determined or resolved adversely to the Issuer or any such Subsidiary, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  4.04.  NO BREACH; NO DEFAULT.

                  (a) The execution, delivery and performance by the Issuer of any Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated (including the Transactions) will not (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of the Issuer or any of its Subsidiaries, any applicable Law or any order, writ, injunction or decree of any Governmental Authority binding on the Issuer or any of its Subsidiaries, or any term or provision of any Contractual Obligation of the Issuer or any of its Subsidiaries, (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Credit Agreement) upon any Property of the Issuer or any of its Subsidiaries pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                  (b) Neither the Issuer nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation (including any Transaction Document) or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its Property, except for such defaults that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  4.05. ACTION. The Issuer has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by the Issuer of each Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Issuer and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by the Issuer will constitute, a legal, valid and binding obligation, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies, (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) laws and public policy considerations that may limit the enforceability of the indemnification provisions, if any, contained in the Transaction Documents (the "ENFORCEABILITY EXCEPTIONS").

                  4.06. AUTHORIZATION OF THIS AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions.

                  4.07. AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Issuer and, upon its execution and delivery by the Issuer as contemplated in the Exchange and Registration Rights Agreement and assuming due execution and delivery by the trustee thereunder, will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer, in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

                  4.08. AUTHORIZATION OF THE NOTES AND EXCHANGE NOTES. The Notes to be purchased by the Purchasers from the Issuer are in the form contemplated by this Agreement, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Issuer at the Closing Time as provided herein, will have been duly executed, issued and delivered by the Issuer and will constitute valid and legally binding obligations of the Issuer, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions. If and when the Exchange Notes are issued pursuant to the Exchange and Registration Rights Agreement and this Agreement in accordance with the terms thereof and hereof, the Exchange Notes will have been duly authorized for issuance by the Issuer, will have been duly executed, issued and delivered by the Issuer and will constitute valid and legally binding obligations of the Issuer, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions.

                  4.09. AUTHORIZATION OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT. The Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except, as enforcement thereof may be limited by the Enforceability Exceptions.

                  4.10. AUTHORIZATION OF COMMON STOCK. The Issuer has authorized the issuance and delivery of 13,168,922 shares of its Series A Common Stock, constituting 6.72% of the outstanding shares of Common Stock of the Issuer (determined on a Fully Diluted basis), and 3,292,231 shares of its Series B Common Stock, constituting 1.68% of the outstanding shares of Common Stock of the Issuer (determined on a Fully Diluted basis), such Shares having the rights, restrictions, privileges and preferences set forth in the Certificate of Incorporation of the Issuer and holders of such Shares will have the benefit of and be subject to the terms and conditions of the Registration Rights Agreement. Upon issuance of the Shares in accordance with the terms of this Agreement, such Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. A detailed calculation of the Fully Diluted shares of Common Stock of the Issuer, after giving effect to the Transactions, is set forth on Schedule 4.10.

                  4.11. AUTHORIZATION OF THE REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

                  4.12.  [INTENTIONALLY OMITTED]

                  4.13. APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Issuer of the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Credit Agreement and, in connection with the Transactions, except for (i) consents, filings and authorizations that have been maintained or made and are in full force and effect, (ii) in connection with the registration of the Exchange Notes, Series A Shares and Series B Shares under the Securities Act or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or (iii) pursuant to state securities or "blue sky" laws.

                  4.14. REPRESENTATIONS AND WARRANTIES IN TRANSACTION DOCUMENTS. The representations and warranties of the Issuer and each of its Subsidiaries (other than Ellison), as applicable, set forth in each Transaction Document were, in each case, true and correct in all material respects as of the time such representations and warranties were made or deemed made and at the Closing Time. To the best knowledge of the Issuer, the representations and warranties of each party, including Ellison, other than the Issuer or its Subsidiaries to each Transaction Document contained therein were true and correct in all material respects as of the time such representations and warranties were made or deemed made and at the Closing Time.

                  4.15.  ERISA.

                  (a) None of the Issuer or any of its Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to ERISA to which the Issuer or any of its Subsidiaries makes or ever has made a contribution and in which any employee of the Issuer or any Subsidiary is or has ever been a participant, that, individually or in the aggregate, is reasonably likely to have or result in a Material Adverse Effect. With respect to such plans, each of the Issuer and its Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply could not, individually or in the aggregate, reasonably be likely to have or result in a Material Adverse Effect.

                  (b) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuer in the first sentence of this
Section 4.15(b) is made in reliance upon and subject to the accuracy of the representations made by the Purchasers in Section 5.02 as to the sources of the funds used to pay the purchase price of the Securities to be purchased.

                  4.16. TAXES. The Issuer has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes (the "RETURNS"), domestic or foreign, required to be filed by it and has paid all taxes payable by it that have become due or any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than those that, in the aggregate, are not substantial in amount or those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Issuer, as the case may be); the Returns accurately reflect in all material respects all liability for taxes of the Issuer for the periods covered thereby; and no tax lien has been filed (except with respect to taxes not yet due and payable) and, to the best knowledge of the Issuer, no action, suit, proceeding, investigation, audit or claim is being asserted or has been threatened in writing or otherwise by any authority with respect to any such tax, fee or other charge, except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Issuer has not entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes.

                  4.17. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; OTHER RESTRICTIONS. Neither the Issuer nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended. Neither the Issuer nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. Neither the Issuer nor any of its Subsidiaries is subject to regulation under any law or regulation that limits its ability to incur indebtedness, other than Regulation X of the Board of Governors of the Federal Reserve System.

                  4.18. ENVIRONMENTAL MATTERS. Except for such matters as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (A) neither the Issuer nor any of its Subsidiaries is in violation of any Environmental Laws relating to Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, (B) the Issuer and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the

Issuer's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Issuer or any of its Subsidiaries, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuer or any of its Subsidiaries relating to Hazardous Materials or Environmental Laws and (E) neither the Issuer nor any of its Subsidiaries has assumed by contract or agreement any liabilities or obligations arising under any Environmental Law, including, without limitation, any such liabilities or obligations with respect to formerly owned, leased or operated real property or facilities, or former divisions or subsidiaries.

                  4.19. SUBSIDIARIES. As of the Closing Time (after giving effect to the Transactions), the Issuer has no Subsidiaries or interests in partnerships, joint ventures or business trusts other than the entities set forth on Schedule 4.19. The Issuer owns as of the Closing Time, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each of its Subsidiaries, partnerships or joint ventures listed on Schedule 4.19 as set forth on such Schedule.

                  4.20. PROPERTIES. The Issuer and each of its Subsidiaries have good title to and beneficial ownership of all Property owned by it, including all the Property reflected in the most recent financial statements provided hereunder (except Property sold or otherwise disposed of since the date thereof in the ordinary course of business), or acquired after the date thereof.

                  4.21. LICENSES AND PERMITS; COMPLIANCE WITH LAWS. The Issuer and each of its Subsidiaries hold all governmental permits, licenses, authorizations, consents and approvals necessary for the Issuer and each of its Subsidiaries to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the "PERMITS"), except for Permits the failure of which to obtain is not reasonably likely to have a Material Adverse Effect. None of the Permits has been modified in any way that is reasonably likely to have a Material Adverse Effect. All Permits are in full force and effect, except where the failure to be in full force and effect would not be reasonably likely to have a Material Adverse Effect.

                  Each of the Issuer and its Subsidiaries is in material compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority in all jurisdictions in which it is presently doing business, and each of the Issuer and its Subsidiaries will comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it may then be doing business, in each case other than those the noncompliance with which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There does not exist any judgment, order or injunction pro-hibiting or imposing material adverse conditions upon any of the Transactions or the performance by the Issuer or any of its Subsidiaries of its obligations under the Transaction Documents and all applicable laws.

                  4.22. TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Issuer to any Purchaser in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, but excluding all projections, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by the Issuer to any Purchaser pursuant to this Agreement have been prepared in good faith based on assumptions believed by the Issuer to be reasonable at the time made, it being recognized by the Purchasers that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and the Issuer, however, makes no representation as to the ability of the Issuer to achieve the results set forth in any such projections. The Issuer understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Purchasers as a material inducement to enter into this Agreement.

                  4.23. SOLVENCY; ETC. As of the Closing Time after giving effect to the Transaction, the Issuer will be Solvent.

                  4.24. LABOR MATTERS. Except as set forth in Schedule 4.24, there are no strikes or other labor disputes against the Issuer or any of its Subsidiaries pending or, to the knowledge of the Issuer, threatened.

                  4.25. PRIVATE OFFERING; NO INTEGRATION OR GENERAL
SOLICITATION.

                  (a) Subject to compliance by the Purchasers with the representations and warranties set forth in Section 5 hereof and with the procedures set forth in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers and to any Person to whom any Purchaser sells any of such Securities (each, a "SUBSEQUENT PURCHASER") in the manner contemplated by Section 9.01 of this Agreement to register the Securities under the Securities Act.

                  (b) The Issuer has not, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner that would be integrated with the sale of the Securities and require the Securities to be registered under the Securities Act. None of the Issuer or its Affiliates or any Person acting on its or any of their behalf (other than the Purchasers, as to whom the Issuer makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities
Act) in connection with the offering of the Securities. With respect to the Securities, if any, sold in reliance upon the exemption afforded by Regulation S: (i) none of the Issuer, its Affiliates or any Person acting on its or their behalf (other than the Purchasers, as to whom the Issuer makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuer and its Affiliates and any Person acting on its or their behalf (other than the Purchasers, as to whom the Issuer make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

                  4.26. ELIGIBILITY FOR RESALE UNDER RULE 144A. The Securities are eligible for resale pursuant to Rule 144A and will not, at the Closing Time, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

                  4.27. NO BROKERS. None of the Issuer or its Subsidiaries has employed any broker, finder or intermediary, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, in connection with the transactions contemplated by this Agreement who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the transactions contemplated by this Agreement.

                  4.28. SOURCES OF FUNDS. All sources of funds to be used in connection with the transactions contemplated in the Ellison Acquisition Agreement are set forth on Schedule 4.28.

                                    SECTION 5

                        REPRESENTATIONS OF THE PURCHASERS

                  Each Purchaser severally and not jointly represents and warrants to the Issuer as of the date hereof and as of the Closing Time as follows:

                  5.01.  PURCHASE FOR INVESTMENT.

                  (a) Such Purchaser is acquiring the Securities for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act.

                  (b) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act and are being issued by the Issuer in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Securities may not be offered or sold except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from registration under the Securities Act and applicable state securities laws.

                  (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  (d) Such Purchaser did not, and is not obligated to, pay any broker or finder in connection with the transactions contemplated by this Agreement.

                  (e) Such Purchaser is a Qualified Institutional Buyer.

                  (f) Such Purchaser is aware of the Issuer's and its Subsidiaries' business affairs and financial condition and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and such Purchaser is capable of bearing the economic risks of such investment for an indefinite period of time.

                  (g) Such Purchaser understands the lack of liquidity and restrictions on transfer of the Securities and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment. Such Purchaser understands that no public market now exists for any of the Securities and that there is no assurance that a public market will ever exist for the Securities.

                  (h) Such Purchaser has had the opportunity to make all inquiries of the Issuer and its Subsidiaries and management for the purpose of evaluating its investment in the Securities and the risk factors attendant to an investment such as this and is satisfied with the scope and extent of its investigations and the responses to such inquiries and requires no additional information to make an informed decision. Such Purchaser acknowledges that it is not relying upon any Person other than itself in making its investment decision and is fully accountable therefor, subject to the accuracy of the representations and warranties of the Issuer contained herein.

                  (i) Such Purchaser is not purchasing Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation by a person not previously known to such Purchaser in connection with investments in securities generally.

                  5.02. SOURCE OF FUNDS. Each Purchaser represents, severally and not jointly, that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Securities to be purchased by such Purchaser hereunder:

                  (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Issuer in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Issuer and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

                  As used in this Section 5.02, the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                                    SECTION 6

                        COVENANTS TO PROVIDE INFORMATION

                  The Issuer covenants and agrees that while any Shares (but only if any applicable Holder of Shares owns at least 50% of the Series A Shares originally purchased by such Holder on the date hereof pursuant to this Agreement) or any Notes or Exchange Notes shall remain outstanding:

                  6.01. FUTURE REPORTS TO HOLDERS. The Issuer shall deliver to each Holder, but with respect to Holders of Exchange Notes or Shares, only to the extent requested by such Holders; PROVIDED, that the envelope containing such information shall contain a legend substantially in the form of Exhibit I hereto:

                  (a) MONTHLY AND QUARTERLY STATEMENTS. As soon as available, but in any event within thirty (30) days after the end of each month (unless such month is also the end of a fiscal quarter, in which case within forty-five (45) days (or, if SEC Form 12b-25 is filed in respect of the fiscal quarter then ended, 50 days)) and within forty-five (45) days (or , if SEC Form 12b-25 is filed in respect of such fiscal quarter, 50 days) after the end of each quarter, duplicate copies of:

                           (i) consolidated balance sheets of the Issuer and its
                  Subsidiaries as at the end of such month or quarter,

                          (ii) consolidated statements of income of the Issuer
                  and its Subsidiaries for such month or quarter and for the portion of the fiscal year ending with such month or quarter as applicable, and

                         (iii) consolidated statements of stockholders' equity
                  and cash flows of the Issuer and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter,

         in each case setting forth in comparative form the figures for the corresponding periods in the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to periodic financial statements generally, and fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments that will not be material in amount or effect, and accompanied by a certificate of the chief financial officer of the Issuer to the foregoing effect.

                  (b) ANNUAL STATEMENTS. As soon as available, but in any event within ninety (90) days (or, if SEC Form 12b-25 is filed in respect of such fiscal year, 105 days) days after the end of each fiscal year of the Issuer, duplicate copies of:

                           (i) consolidated and consolidating balance sheets of
                  the Issuer and its Subsidiaries as at the end of such year, and

                          (ii) consolidated and consolidating statements of
                  income, stockholders' equity and cash flows of the Issuer and its Subsidiaries for such year,

         in each case setting forth in comparative form the figures for the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and accompanied by:

                           (A) an opinion thereon of PricewaterhouseCoopers LLP
                  or other comparable independent certified public accountants of recognized national standing, which opinion shall state that such financial statements (other than consolidating statements) present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements (other than consolidating statements) has been made in accordance with GAAP, and that such examination provides a reasonable basis for such opinion in the circumstances, and

                           (B) a certificate of the chief financial officer of
                  the Issuer stating that such financial statements have been prepared in accordance with GAAP applicable to periodic financial statements generally and fairly present, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows;

         PROVIDED, HOWEVER, that if the Issuer is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery by the Issuer to such Holder of an Annual Report on Form 10-K or any successor form within the time periods above described shall satisfy the requirements of this Section 6.01(b). The consolidating balance sheet and statements of income, stockholders' equity and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in a Form 10-K.

                  (c)      COMPLIANCE CERTIFICATE.

                           (i) concurrently with the delivery of the financial
                  statements referred to in Section 6.01(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default relating to Section 7.08 and 7.09, except as specified in such certificate; and

                          (ii) at the time it furnishes each set of financial
                  statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Issuer (A) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Issuer has taken and proposes to take with respect thereto) and (B) setting forth in reasonable detail the computations necessary (to the extent applicable) to determine whether the Issuer is in compliance with Section 7 and the covenants incorporated from the Indenture pursuant to Section 8 as of the end of the respective quarterly fiscal period or fiscal year.

                  (d) OTHER INFORMATION. Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent to any of its securityholders in their capacity as such or made available generally by the Issuer or any of its Subsidiaries and all regular and periodic reports and all registration statements and final prospectuses, if any, filed by the Issuer or any of its Subsidiaries with any securities exchange or with the Commission or any Governmental Authority succeeding to any of its functions.

                  (e) NOTICE OF DEFAULT. Promptly, but in any event within three
         (3) Business Days, after any Officer of the Issuer becomes aware of a Default or Event of Default with respect to the Notes or that any Person has given any notice or taken any other action with respect to a claimed Default or Event of Default, a written notice thereof to the Holders specifying the nature and existence thereof and what action the Issuer is taking or proposes to take with respect thereto.

                  (f) ADDITIONAL INFORMATION TO HOLDERS OF OTHER INDEBTEDNESS. Simultaneously with the furnishing of such information to any other holder of Debt Securities of the Issuer or any of its Restricted Subsidiaries, (i) copies of all other financial statements, reports or projections with respect to the Issuer or its Subsidiaries which are broader in scope or on a more frequent basis than the Issuer is otherwise required to provide under this Agreement and (ii) copies of all studies, reviews, reports or assess-ments relating to environmental matters that reveal circumstances, events or other matters that would reasonably be likely to have a Material Adverse Effect.

                  (g) CREDIT AGREEMENT. Promptly after the occurrence thereof, copies of any amendment, waiver or other modification of the terms of the Credit Agreement.

                  (h) CALCULATION OF ORIGINAL ISSUE DISCOUNT. At the end of each fiscal quarter, (i) a written notice specifying the amount, if any, of original issue discount (including daily rates and accrual periods) accrued on the Notes as of the end of such quarter and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code and any other applicable law.

                  (i) ANNUAL BUDGETS. As soon as practicable and in any event within 60 days after the beginning of each fiscal year of the Issuer, a consolidated plan and financial forecast for such fiscal year, including without limitation (A) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Issuer and its Subsidiaries for such fiscal year, together with an officer's certificate demonstrating pro forma compliance for such fiscal year with Sections 7.08 and 7.09 of this Agreement and an explanation of the assumptions on which such forecasts are based, and
         (B) forecasted consolidated statements of income and cash flows of the Issuer and its Subsidiaries for each month of each such fiscal year, together with an explanation of the assumptions on which such forecasts are based.

                  (j) REQUESTED INFORMATION. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Issuer or any of the Subsidiaries or relating to the ability of the Issuer to perform its obligations hereunder and under the Notes, all as from time to time may be reasonably requested by any such holder of Notes.

                  6.02. INFORMATION TO BE PROVIDED PURSUANT TO RULE 144A(D)(4). As long as the Securities are "restricted securities" (within Rule 144 of the Securities Act), for the benefit of Holders and beneficial owners from time to time of such Securities, the Issuer shall, upon the request of any such holder or beneficial owner, furnish, at its expense, to holders and beneficial owners of such Securities and prospective purchasers thereof information satisfying the requirements of subsection (d)(4) of Rule 144A.

                                    SECTION 7

                           OTHER AFFIRMATIVE COVENANTS

                  The Issuer covenants and agrees that until and while any Notes and, with respect to Sections 7.05, 7.07 and 7.10 only, Exchange Notes shall remain outstanding:

                  7.01. PRESERVATION OF CORPORATE EXISTENCE AND FRANCHISES. Subject to provisions in the Indenture, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Issuer and each of its Subsidiaries; PROVIDED, HOWEVER, that the Issuer shall not be required to preserve any such right, license or franchise or existence of any of its Subsidiaries if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; PROVIDED, FURTHER, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary of the Issuer or any of its assets in compliance with the terms of the Indenture.

                  7.02. MAINTENANCE OF PROPERTIES. The Issuer shall cause all material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that the foregoing shall not prevent the Issuer from discontinuing the operation or maintenance of any of such properties if (i) the Board of Directors determines that such discontinuance is desirable in the conduct of its business or the business of any Subsidiary and (ii) such discontinuance would not result in a Material Adverse Effect and would not be adverse in any material respect to any Holder.

                  7.03. TAXES. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed (i) upon the Issuer or any of its Subsidiaries or (ii) upon the income, profits or property of the Issuer or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Issuer or any of its Subsidiaries; PROVIDED, HOWEVER, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which appropriate provision has been made in accordance with GAAP or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  7.04. BOOKS AND RECORDS. The Issuer and its Subsidiaries shall keep complete and accurate books and records of their transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

                  7.05. COMPLIANCE WITH LAW. The Issuer shall, and shall cause each of its Subsidiaries to, comply with all requirements of Law and shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such noncompliance with any requirements of Law or any failure to obtain or maintain such Permits, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  7.06. INSURANCE. The Issuer shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size and type, including property and casualty loss, and workers' compensation insurance.

                  7.07. MANDATORY AHYDO REDEMPTION. The Issuer covenants and agrees that the AHYDO Amount shall be calculated in accordance with the methodology set forth in the Code, which is represented in the formula in the form of Note attached hereto as Exhibit A. The Issuer further covenants and agrees that based upon the formula referred to in the immediately preceding sentence the AHYDO Amount payable on April 25, 2006 shall be the amount required by the Code to be paid in order to avoid the disallowance of an interest deduction to the Company. An estimated calculation of such amount is in the AHYDO Schedule (the "ESTIMATED AHYDO AMOUNT"), assuming that the Issuer has not redeemed any of the Notes on or prior toApril 24, 2006.

                  7.08. MAXIMUM TOTAL LEVERAGE RATIO. The Total Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

                 Period                                                 Ratio
                 ------                                                 -----
                 From the Issue Date until 12/30/01                     5.75:1
                 12/31/01 - 12/30/02                                    5.50:1
                 12/31/02 - 12/30/03                                    5.00:1
                 12/31/03 - 12/30/04                                    4.50:1
                 12/31/04 - 12/30/05                                    4.25:1
                 12/31/05 and thereafter                                4.00:1

                  Capitalized terms in this Section 7.08 have the meanings ascribed to them in the form of Credit Agreement, attached hereto as Annex A; PROVIDED, that the Indebtedness represented by the Notes and all Preferred Stock (valued at the greater of (x) the aggregate liquidation value thereof or (y) the aggregate mandatory redemptions payable with respect thereto) of the Issuer or any of its Subsidiaries shall be included in Total Debt, and interest paid on the Notes in cash only and any mandatory dividend payments with respect to any Preferred Stock of the Issuer or any of its Subsidiaries shall be included in EBITDA.

                  7.09. MINIMUM INTEREST COVERAGE RATIO. The Interest Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

                 Period                                                 Ratio
                 ------                                                 -----
                 From the Issue Date until 12/30/01                     1.40x
                 12/31/01 - 12/30/02                                    1.65x
                 12/31/02 - 12/30/03                                    1.90x
                 12/31/03 - 12/30/04                                    2.15x
                 12/31/04 and thereafter                                2.40x

                  Capitalized terms in this Section 7.09 have the meanings ascribed to them in the form of Credit Agreement, attached hereto as Annex A; PROVIDED, that interest paid on the Notes in cash only and any mandatory dividend payments with respect to any Preferred Stock of the Issuer or any of its Subsidiaries shall be included in EBITDA.

                  7.10. INSPECTION. So long as any of the Notes, Exchange Notes or Shares remain outstanding (but only if the requesting Holder owns Notes, Exchange Notes or at least 50% of the Series A Shares originally purchased by such Holder on the date hereof pursuant to this Agreement), the Issuer shall permit the representatives of each such Holder that is an Institutional Investor to, and upon reasonable prior notice to the Issuer:

                  (a) if no Default or Event of Default then exists, at the expense of such Holder, visit the principal executive office of the Issuer to discuss the affairs, finances and accounts of the Issuer and the Subsidiaries with the Issuer's officers, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) if a Default or Event of Default then exists, at the expense of the Issuer, visit and inspect any of the offices or properties of the Issuer or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision the Issuer authorizes said accountants to discuss the affairs, finances and accounts of the Issuer and the Subsidiaries), all at such reasonable times, with reason-able notice so as to afford the Issuer adequate opportunity to have an executive officer of the Issuer present at any such examination, visitation, inspection or discussion, and as often as may be requested.

                  Anything in this Section 7.10 to the contrary notwithstanding, the Issuer shall not be required to disclose, discuss or permit the inspection or examination of any information (i) which is subject to a bona fide confidentiality agreement entered into in good faith with a customer, supplier, joint venture affiliate or other Person in the ordinary course of business, or (ii) with respect to which Paul, Hastings, Janofsky & Walker LLP or other recognized independent counsel for the Issuer has, within five Business Days after an Institutional Investor Holder's request hereunder, affirmatively stated to the Issuer that disclosure of such information to such Holder is prohibited by law.

                                    SECTION 8

                                    COVENANTS

                  8.01. INCORPORATION OF COVENANTS. The provisions of Sections 8.01, 8.02, 10.11, 10.12, 10.14 through 10.17, 10.19, 10.20, 10.22 and 10.25 (and the related definitions) of the Indenture, in the form attached hereto as Exhibit D, are hereby fully incorporated by reference.

                                    SECTION 9

                  PROVISIONS RELATING TO resales of Securities

                  9.01. PRIVATE OFFERINGS. The Issuer and the Purchasers agree that the following provisions will apply to any Private Offerings:

                  (a) OFFERS AND SALES ONLY TO INSTITUTIONAL ACCREDITED INVESTORS OR QUALIFIED INSTITUTIONAL BUYERS. Offers and sales of the Securities will be made only by the Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Prior to the effectiveness of a registration statement with respect to the Securities, each such offer or sale shall only be made
         (i) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers, (ii) to other institutional accredited investors referred to in Rule 501(a)(1), (2), (3) or (7) of Regulation D that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are institutional accredited investors ("INSTITUTIONAL ACCREDITED INVESTORS") or (iii) to non-U.S. persons that are financial institutions, investment advisors or affiliates of the foregoing or would otherwise be substantially equivalent to an Institutional Accredited Investor outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act.

                  (b) NO GENERAL SOLICITATION. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States and no directed selling efforts (as defined in Regulation S) will be made outside the United States in connection with the offering of the Securities.

                  (c) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to this Section 9.01, each third party shall, in the judgment of the applicable Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

                  (d) RESTRICTIONS ON TRANSFER; LEGEND. Upon original issuance by the Issuer, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear such legend as is required under Section 9.05 of this Agreement.

                  (e) NO FUTURE LIABILITY. Following the sale of the Securities by any Purchaser to Subsequent Purchasers in accordance with the terms of this Section 9, such Purchaser shall not be liable or responsible to the Issuer for any losses, damages or liabilities suffered or incurred by the Issuer, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security previously sold by such Purchaser in compliance with this
         Section 9.01.

                  (f)      SECURITIES ACT RESTRICTIONS.

                  (i) A Holder selling Securities in a Private Offering to a transferee that is an Institutional Accredited Investor or a Qualified Institutional Buyer must satisfy each of the following conditions:

                           (1) such Holder or transferee must represent that the
                  transferee is acquiring the Securities for its own account and that it is not acquiring such Securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

                           (2) such transferee must agree to be bound by the
                  provisions of this Section 9.01 with respect to any resale of the Securities.

                 (ii) A Holder may sell its Securities to a transferee in accordance with Regulation S under the Securities Act; PROVIDED, HOWEVER, that each of the following conditions is satisfied:

                           (1) the offer of Securities must not be made to a
                  person in the United States;

                           (2) either:

                                    (A) at the time the buy order is originated,
                           the transferee is outside the United States or the Holder and any person acting on its behalf reasonably believes that the transferee is outside the United States, or

                                    (B) the transaction must be executed in, on
                           or through the facilities of a designated offshore securities market and neither the Holder nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                           (3) no directed selling efforts may be made in
                  contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

                           (4) the transaction must not be part of a plan or
                  scheme to evade the registration requirements of the Securities Act.

                (iii) In the event of a sale that does not qualify under either subclause (i) or (ii) above, a Holder may sell its Securities only if:

                           (1) such Holder must give written notice to the
                  Issuer of its intention to exercise or effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such Holder, which counsel shall be reasonably satisfactory to the Issuer;

                           (2) counsel for the Holder must render an opinion to
                  the Issuer to the effect that such proposed sale may be effected without registration under the Securities Act; and

                           (3) such Holder or transferee must comply with
                  subclause (i)(1) and (2) above.

                  (g) MINIMUM AMOUNT. Any sale or transfer of Notes to any Person other than an Affiliate of such transferor will be in an aggregate principal amount equal to the lesser of (x) the aggregate unpaid principal amount thereof held by such transferor and (y) $1.0 million.

                  9.02.  RESALE OFFERING ASSISTANCE.

                  (a) At any time following 24 months after the Closing Time (PROVIDED that the Issuer (or its equivalent from a financial reporting standpoint), is not then reporting on filings made with the SEC in accordance with the requirements of Section 13 or 15(d) of the Exchange Act) (the "ASSISTANCE PERIOD"), the Issuer will, if reasonably requested by a Holder that is an original Purchaser hereunder, assist the holders of Securities in completing any private or public resale of any portion thereof (including any such resales of the Securities pursuant to any Private Offering) in accordance with the Holders' intended method of distribution. Such assistance may, in each case, include the following:

                  (i) direct contact between the Issuer's senior management and advisors and prospective purchasers and hosting of one or more meetings of prospective purchasers; and

                 (ii) responding to reasonable inquiries of, and providing answers to, each prospective purchaser who so requests concerning the Issuer and its Subsidiaries (to the extent such information is available or can be acquired and made available to prospective purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by any Law or applicable confidentiality restrictions) and the terms and conditions of the applicable distribution; PROVIDED that the Issuer shall not be required to disclose any confidential information to any party that the Issuer reasonably and in good faith believes will use such information in a manner that is materially adverse to the Issuer.

                  (b) During the Assistance Period, all materials supplied or available under this Section 9.02 or under Section 6 by the Issuer (including any materials referred to or incorporated by reference therein, "RESALE MATERIALS") will not, as of its date, when taken as a whole, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) If, prior to the completion of any sale of the Securities, if applicable, by the selling holders (as evidenced by a notice in writing from the holders to the Issuer), any event shall occur or condition exist as a result of which the Resale Materials would contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances, not misleading, then the Issuer agrees to promptly prepare and furnish at its own expense to the selling holders, further information so that the statements in the Resale Materials, taken as a whole, will not contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances, not misleading. The Issuer hereby expressly acknowledges the indemnification and contribution provisions of Sections 13.02 and 13.03 hereof are specifically applicable and relate to Resale Materials.

                  9.03. BLUE SKY COMPLIANCE. In connection with any Private Offering of the Securities by Holders that were original Purchasers hereunder, the Issuer shall cooperate with the selling Holders and counsel for the selling Holders to qualify or register the Securities for sale under (or to obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the selling Holders, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Issuer shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where they are not then qualified or to taxation as a foreign corporation. The Issuer will advise the selling Holders promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall, with the cooperation of the selling Holders, use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

                  9.04. NO INTEGRATION. The Issuer agrees that it shall not and (to the extent within its control) it shall cause its Affiliates not to make any offer or sale of securities of any class of the Issuer if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of the sale of the Securities by the Issuer to the Purchasers) any applicable exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

                  9.05. FORM OF LEGEND FOR THE SECURITIES. Unless otherwise permitted by Section 9.01(f), every Note issued and delivered hereunder shall bear a legend in substantially the following form:

                  THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PUR-

         SUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE APPLICABLE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF OCTOBER 25, 2000 AND THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF OCTOBER 25, 2000, AMONG THE ISSUER AND THE PURCHASERS NAMED THEREIN. COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE ISSUER.

                  Unless otherwise permitted by Section 9.01(f), each Share issued and delivered hereunder shall bear a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE APPLICABLE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF OCTOBER 25, 2000 AND THE REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 25, 2000. COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE ISSUER.

                                    SECTION 10

                                     THE NOTES

                  10.01. FORM AND EXECUTION. The Notes shall be in the form of Exhibit A hereto. The Notes shall be executed on behalf of the Issuer by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such indi-viduals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  10.02. TERMS OF THE NOTES. The terms of the Notes shall be as set forth in Exhibit A. Without limiting the foregoing:

                  (a) STATED MATURITY. The Stated Maturity of the Notes shall be as provided in Exhibit A.

                  (b) INTEREST. The Notes will bear interest, Special Interest, if any, and Default Interest, if any, on their principal amount and interest on overdue principal and interest (to the extent lawful) as provided in Exhibit A.

                  10.03. DENOMINATIONS. The Notes shall be issuable only in registered form without coupons and only in denominations of U.S. $1,000 and any integral multiple thereof.

                  10.04. PAYMENTS AND COMPUTATIONS. All payments of interest on the Notes shall be paid to the persons in whose names such Notes are registered on the Security Register at the close of business on the date fifteen days prior to the related Interest Payment Date (the "REGULAR RECORD DATE") and all payments of principal on the Notes shall be paid to the persons in whose names such Notes are registered on the applicable Redemption Date or at Maturity, as applicable. Subject to the provisions of Section 10.09, principal on any Note shall be payable only against surrender therefor. Additional Notes issued as payment of interest on the Notes shall on or before the due date of such payment be credited to each Holder on the Security Register or delivered to each Holder at such Holder's address appearing on the Security Register, as designated by written instructions from such Holder received by the Issuer no less than 15 days prior to any applicable Interest Payment Date, which instructions shall continue in effect until such time as the Holder otherwise notifies the Issuer or such Holder no longer is the registered owner of such Note or Notes. Cash payments of interest on Notes shall be made, in accordance with this Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or by wire transfer to such account as any Noteholder shall designate by written instructions received by the Issuer no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Issuer or such Holder no longer is the registered owner of such Note or Notes.

                  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  10.05.  REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.

                  (a) SECURITY REGISTER. The Issuer shall maintain a register (the "SECURITY REGISTER") for the registration or transfer of the Notes. The name and address of the Holder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Security Register, and the Issuer shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Noteholder. There shall be no more than one Holder for each Note, including all beneficial interests therein.

                  (b) REGISTRATION OF TRANSFER. Upon surrender for registration of transfer of any Note at the office or agency of the Issuer, the Issuer shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and like aggregate principal amount.

                  (c) EXCHANGE. At the option of the Noteholder, Notes may be exchanged for other Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and deliver the Notes which the Holder making the exchange is entitled to receive.

                  (d) EFFECT OF REGISTRATION OF TRANSFER OR EXCHANGE. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

                  (e) REQUIREMENTS; CHARGES. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges resulting from Section 10.16 of the Indenture as incorporated herein pursuant to
Section 8.01 not involving any transfer.

                  (f) CERTAIN LIMITATIONS. If the Notes are to be redeemed in part, the Issuer shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  10.06. MUTILATED, DESTROYED, LOST AND STOLEN NOTES. If any mutilated Note is surrendered to the Issuer, the Issuer shall execute and deliver in exchange therefor a new Note of the same principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Issuer (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by it to save each of it and any agent harmless; PROVIDED, that if the Holder of such Note is or is a nominee of a Purchaser or another Holder with a minimum net worth of at least $50,000,000 million, then such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

                  Every new Note issued pursuant to this Section 10.06 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section 10.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  10.07. PERSONS DEEMED OWNERS. Prior to due presentment of a Note for registration of transfer, the Issuer and any agent of the Issuer may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, and neither the Issuer nor any agent of the Issuer shall be affected by notice to the contrary.

                  10.08. CANCELLATION. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Issuer, be delivered to the Issuer and shall be promptly canceled by it. The Issuer shall cancel any Notes previously issued and delivered hereunder which the Issuer may have reacquired.

                  10.09. HOME OFFICE PAYMENT. So long as any Purchaser or its nominee shall be the Holder of any Note, and notwithstanding anything contained in this Agreement or such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, premium, if any, and interest by such method and at the address set forth under such Purchaser's name on Schedule A hereto or to such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation reasonably promptly after any such request to the Issuer at its principal executive office. Prior to any sale or other disposition of any Note held by such Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 10.05. The Issuer will afford the benefits of this Section 10.09 to any direct or indirect transferee of any Note purchased by such Purchaser under this Agreement which has made the same agreement relating to such Note as such Purchaser made in this Section 10.09.

                                   SECTION 11

                                   REDEMPTION

                  11.01. RIGHT OF REDEMPTION. The Notes may be redeemed at the election of the Issuer upon such conditions, at such times, in such amounts and at the Redemption Prices (together with any applicable accrued interest and any Special Interest and interest on overdue principal and interest (to the extent lawful) if any, to the Redemption Date) specified in the form of Note attached as Exhibit A hereto.

                  11.02. PARTIAL REDEMPTIONS. In case the Issuer is entitled to, and elects to, redeem less than all of the Notes, the Issuer shall redeem the Notes PRO RATA from each Noteholder (or as nearly PRO RATA as practicable). For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

                  11.03. NOTICE OF REDEMPTION. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Noteholder to be redeemed, at his address appearing in the Security Register.

                  All notices of redemption shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) if less than all the Outstanding Notes are to be redeemed, the portion of each Note to be redeemed;

                  (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest and any Special Interest and interest on overdue principal and interest (to the extent lawful) thereon will cease to accrue on and after said date; and

                  (e) subject to the provisions of Section 10.09, the place or places where such Notes are to be surrendered for payment of the Redemption Price.

                  Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer and at the expense of the Issuer.

                  11.04. DEPOSIT OF REDEMPTION PRICE. Prior to any Redemption Date, the Issuer shall segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest, Special Interest and unpaid interest on, all the Notes, or portion thereof, which are to be redeemed on that date.

                  11.05. NOTES PAYABLE ON REDEMPTION DATE. If notice of redemption shall have been given as provided above, the Notes, or portion thereof, so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and any applicable accrued interest, Special Interest) such Notes shall not bear interest. Such Notes, or portion thereof, shall be paid by the Issuer at the Redemption Price, together with any applicable accrued interest, Special Interest and interest on overdue principal and interest (to the extent lawful) to the Redemption Date; PROVIDED, HOWEVER, that, in the event a Redemption Date occurs after a Record Date but before the corresponding Interest Payment Date, installments of interest or Special Interest the payment of which is due, on or after the Redemption Date, shall be payable to the Noteholders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of this Agreement.

                  If any Note called for redemption shall not be so paid on the Redemption Date, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

                  11.06. NOTES REDEEMED IN PART. Subject to the provisions of
Section 10.09, any Note which is to be redeemed only in part shall be surrendered at the principal offices of the Issuer (with, if the Issuer so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Noteholder thereof or his attorney duly authorized in writing), and the Issuer shall execute and deliver to the Noteholder of such Note without service charge a new Note or Notes, of any authorized denomination as requested by such Noteholder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                   SECTION 12

                                EVENTS OF DEFAULT

                  12.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 5 days; or

                  (b) default in the payment of principal of or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise (including, without limitation, the PIK Redemption Amount); or

                  (c) the Issuer or any of its Subsidiaries fails to comply with any of its obligations described in Sections 6.01(e), 7.08, 7.09 or
         7.10 of this Agreement or Article 8 of the Indenture as incorporated herein pursuant to Section 8.01;

                  (d) the Issuer fails to comply with any of its obligations described under Section 6.01 (other than Section 6.01(e)) of this Agreement or the provisions of the Indenture (other than Article 8 thereof) as incorporated herein pursuant to Section 8.01 hereof (in each case other than a failure to repurchase Notes when required pursuant to the provisions incorporated herein pursuant to Section 8.01 hereof, which failure shall constitute an Event of Default under clause
         (b) above) and such failure continues for 30 days (other than a failure to deliver documents required by Sections 6.01(a), 6.01(b) and 6.01(c), which failure shall constitute an Event of Default if such failure continues for 3 days) after the earlier of (a) a Responsible Officer obtaining actual knowledge of such failure and (b) written notice of such failure requiring the Issuer to remedy the same shall have been given to the Issuer by the holders of at least 25% in aggregate principal amount of the Outstanding Notes; or

                  (e) the Issuer fails to comply with any of its obligations in the Notes or this Agreement (other than those referred to in clauses
         (a), (b), (c) or (d) above) and such failure continues for 60 days after the earlier of (a) a Responsible Officer obtaining actual knowledge of such failure and (b) written notice of such failure requiring the Issuer to remedy the same shall have been given to the Issuer by the holders of at least 25% in aggregate principal amount of the Outstanding Notes; or

                  (f) there is a default under any Indebtedness in principal amount in excess of $5.0 million of the Issuer or any Restricted Subsidiary, whether or not such Indebtedness has been accelerated, and such default shall not have been cured or waived within the grace period provided for by the terms of such Indebtedness; or

                  (g) one or more judgments or decrees for the payment of money in excess of $5.0 million in the aggregate (to the extent not covered by insurance maintained with an independent insurer that has acknowledged its liability in writing) is entered against the Issuer or any Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable; or

                  (h) the Issuer or any Significant Subsidiary of the Issuer pursuant to or under or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case or proceeding;

                          (ii) consents to the making of a Bankruptcy Order in
                  an involuntary case or proceeding or the commencement of any case against it;

                           (iii) consents to the appointment of a Custodian of
                  it or for any substantial part of its property;

                           (iv) makes a general assignment for the benefit of
                  its creditors;

                           (v) files an answer or consent seeking reorganization
                  or relief;

                           (vi) shall admit in writing its inability to pay its
                  debts generally; or

                           (vii) consents to the filing of a petition in
                  bankruptcy; or

                  (i) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Issuer or any Significant Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

                  (j) a Custodian shall be appointed out of court with respect to the Issuer or any Significant Subsidiary or with respect to all or any substantial part of the assets or properties of the Issuer or any Significant Subsidiary.

                  (k) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Issuer or by any officer of the Issuer in respect of any Transaction Document or in any statement or certificate at any time given by or on behalf of the Issuer or by any officer of the Issuer in writing pursuant hereto or in connection herewith or therewith shall be false on the date as of which made and such falsity shall have or could reasonably be expected to have a Material Adverse Effect.

                  12.02. REMEDIES. If an Event of Default (other than an Event of Default specified in Section 12.01(h), (i) or (j) with respect to the Issuer) occurs and is continuing, then and in every such case the Noteholders of 25% or more in principal amount of the then Outstanding Notes may declare the principal and any accrued interest, Special Interest and interest on overdue principal and interest (to the extent lawful) (collectively, the "DEFAULT AMOUNT") of all the Notes to be due and payable immediately, by a notice in writing to the Issuer, and upon any such declaration such Default Amount shall become immediately due and payable. For the avoidance of doubt, if any default pursuant to Section 12.01(a) or (b) (each, a "PAYMENT DEFAULT") or a Default under Section 12.01(f) shall have occurred and prior to any acceleration under this Section 12.02 such Payment Default or other Default shall have been cured or waived, then from and after such cure or waiver, such Event of Default shall no longer be deemed to be continuing. If an Event of Default specified in Section 12.01(h), (i) or (j) with respect to the Issuer occurs and is continuing, the Default Amount on the Outstanding Notes shall automatically, and without any declaration or other action on the part of any Noteholder, become immediately due and payable.

                  Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (f) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Noteholders by the Issuer or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default shall have occurred that has not been cured or waived during such 30-day period.

                  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of more than 75% in principal amount of the Outstanding Notes, by written notice to the Issuer, may rescind and annul such declaration and its consequences if:

                  (a)      the Issuer has paid:

                           (i) all overdue principal and interest (to the extent
                  lawful) and Special Interest on all Notes;

                          (ii) the principal amount of (and premium, if any, on)
                  any Notes which have become due otherwise than by such declaration of acceleration (including any Notes required to have been purchased pursuant to an offer to purchase that the Issuer is required to make hereunder) and any interest and Special Interest thereon at the rate borne by the Notes; and

                         (iii) to the extent that payment of such interest is
                  lawful, interest upon overdue principal and interest (to the extent lawful) and overdue Special Interest at the rate provided therefor in the Notes; and

                  (b) all Events of Default, other than the nonpayment of the principal amount of (and premium, if any, on) Notes and any interest, Special Interest and interest on overdue principal and interest (to the extent lawful) thereon which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 12.03.

                  12.03. WAIVER OF PAST DEFAULTS. The Holders of more than 75% in aggregate principal amount of Outstanding Notes may on behalf of the Noteholders waive any past default hereunder and its consequences, except a default:

                  (a) in the payment of the principal (or premium, if any) or any interest, Special Interest or interest on overdue principal and interest (to the extent lawful) on any Note (including any Note which is required to have been purchased pursuant to an offer to purchase that the Issuer is required to make hereunder) or

                  (b) in respect of a covenant or provision hereof which under
         Section 14.04 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; PROVIDED, HOWEVER, that no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   SECTION 13

                          EXPENSES, INDEMNIFICATION AND
                          CONTRIBUTION AND TERMINATION

                  13.01. EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Issuer will pay (a) all reasonable costs and expenses incurred by the Purchasers (and their Affiliates) in connection with (x) the Transactions (including reasonable attorneys' and accountants' fees and disbursements of one special counsel and one firm of accountants for the Purchasers), including, without limitation, the preparation of the Transaction Documents, and (y) any amendments, modifications, supplements and waivers thereto, (b) the Purchasers' reasonable and documented out-of-pocket expenses in connection with the Purchasers' examinations and appraisals of the properties, books and records of the Issuer and its Subsidiaries, and (c) the reasonable costs and expenses incurred in enforcing (or determining whether or how to enforce any rights under any Transaction Documents), to the extent the Purchasers and their Affiliates reasonably believe they may be entitled to so enforce.

                  13.02.  INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE ISSUER. The Issuer agrees to indemnify and hold harmless (i) each Purchaser, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Purchaser (any of the Persons referred to in this clause (ii) being referred to herein as a "CONTROLLING PERSON") and (iii) the respective officers, directors, managing directors, stockholders, partners, employees, representatives, trustees, fiduciaries, and agents of any Purchaser or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), a "PURCHASER INDEMNIFIED PERSON") against any losses, claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part any inaccuracy in any of the representations and warranties of the Issuer contained herein or (ii) in whole or in part upon the failure of the Issuer to perform its obligations hereunder; and will reimburse each such Purchaser Indemnified Person for any reasonable legal and other expenses incurred by such Purchaser Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred. The indemnity agreement set forth in this
Section 13.02(a) shall be in addition to any liabilities that the Issuer may otherwise have. The foregoing indemnification shall apply whether or not such losses, claims, damages or liabilities are primarily caused, in whole or in part, by any negligent act or omission of any kind by such Purchaser Indemnified Person.

                  (b) INDEMNIFICATION BY THE PURCHASERS. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) the Issuer and
(ii) each Controlling Person of an Issuer and (iii) the respective officers, directors, employees, representatives and agents of each Issuer or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), an "Issuer Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Issuer Indemnified Person may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon in whole or in part any inaccuracy of any of such Purchaser's representations and warranties in Section 5 and will reimburse the Issuer Indemnified Persons for any legal and other expenses reasonably incurred by the Issuer Indemnified Persons in connection with investigating or defending any such actions or claims as such expenses are incurred. The indemnity agreement set forth in this Section 13.02(b) shall be in addition to any liabilities that each Purchaser may otherwise have.

                  (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by a Purchaser Indemnified Person or an Issuer Indemnified Person (each, an "INDEMNIFIED PERSON") of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against an indemnifying party under Section 13.02(a) or 13.02(b), as applicable, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Person otherwise than under Section 13.02(a) or 13.02(b), as applicable, or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any Indemnified Person and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect within 30 days after receiving any such notification, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. After notice from the indemnifying party to such Indemnified Person of its election to so assume the defense thereof and approval by such Indemnified Person of counsel appointed to defend such action, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Person without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such Indemnified Person waived in writing its rights under this Section 13, in which case the Indemnified Person may effect such a settlement without such consent. Notwithstanding the foregoing, any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) the Indemnified Person shall have been advised by counsel that representation of the Indemnified Person by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the indemnifying party, (ii) the indemnifying party shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of the indemnifying party or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the Indemnified Person; PROVIDED, HOWEVER, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons, except to the extent that local or special counsel, in addition to their regular counsel, is required in order to effectively defend against such action or proceeding. No indemnifying party shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

                  13.03. CONTRIBUTION. If the indemnification provided for in
Section 13.02 is unenforceable and accordingly unavailable to or insufficient to hold harmless an Indemnified Person under paragraph (a), (b) or (c) of
Section 13.02 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the (i) relative benefits received by the Issuer on the one hand and the Purchasers on the other hand from the issuance and sale of the Securities; or (ii) if the allocation provided in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the related benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Purchasers on the other hand in connection with the sale of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the commitment fee payable to the Purchasers at the Closing Time. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the Indemnified Person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 13.03 were determined by PRO RATA allocation (even if the Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13.03. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 13.03 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 13.03, no Purchaser shall be required to contribute any amount which, when taken together with any amounts paid by such Purchaser under Section 13.02(b) exceeds the commitment fee payable to the Purchasers at the Closing Time. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The obligations of the Issuer and the Purchasers under this
Section 13.03 shall be in addition to any liability which the Issuer and the respective Purchasers may otherwise have.

                  13.04. SURVIVAL. The obligations of the Issuer under this
Section 13 will survive the payment or transfer of any Security or Exchange Note, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.

                                   SECTION 14

                                  MISCELLANEOUS

                  14.01. NOTICES. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

                  (i) if to a Purchaser or its nominee, to the Purchaser or its nominee at the address specified for such communications in Schedule A, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 attention: Jonathan

         A. Schaffzin, Esq., or at such other address as the Purchaser or its nominee shall have specified to the Issuer in writing;

                 (ii) if to any other Holder to such Holder at the address of such Holder appearing in the Security Register or such other address as such other holder shall have specified to the Issuer in writing; or

                (iii) if to the Issuer at 1341 West Mockingbird Lane, Suite 1200W, Dallas, Texas 75247, attention of Jeff Hull, with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, NY 10022, Attention: Joel Simon, Esq. and Marie Censoplano, Esq.

                  14.02. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS. Except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and assigns (including, without limitation, any subsequent holder of a Security) whether so expressed or not (other than
Section 9.02 as to Persons other than the Purchasers and their Affiliates); PROVIDED, HOWEVER, that the Issuer may not assign and transfer any of its rights or obligations without the prior written consent of each Noteholder.

                  Nothing in this Agreement or in the Securities, express or implied, shall give to any Person other than the parties hereto, their successors and assigns and the holders from time to time of the Securities any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  14.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto or any Holder in exercising any right, power or privilege hereunder or under the Securities and no course of dealing between any Issuer and any other party or Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Securities preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Securities are cumulative and not exclusive of any rights or remedies which the parties or Holders would otherwise have. No notice to or demand on the Issuer in any case shall entitle the Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Holders to any other or further action in any circumstances without notice or demand.

                  14.04. AMENDMENTS. This Agreement may be amended or modified only upon the mutual written consent of the Issuer and Holders of more than 75% of the principal amount of the Outstanding Notes; PROVIDED, that, after the Notes have been registered pursuant to the terms of the Exchange and Registration Rights Agreement, an amendment will only require the mutual written consent of the Issuer and Holders of a majority of the principal amount of the Outstanding Notes.

                  14.05. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                  14.06. REPRODUCTION. This Agreement, the other Transaction Documents and all documents relating, hereto and thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers and the Issuer at the Closing Time (except the Securities themselves) and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. The Issuer and the Purchasers agree and stipulate that, to the extent permitted by Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 14.06 shall not prohibit the Issuer, the Purchaser or any other party hereto or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                  14.07. HEADINGS. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  14.08.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                  (a) THIS AGREEMENT AND THE SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                  (b) If any action, proceeding or litigation shall be brought by any Purchaser or any Holder or by the Issuer in order to enforce any right or remedy under this Agreement or any of the Securities, the Issuer, each Purchaser and any Holder hereby consent and will submit, and will cause each of their respective Subsidiaries, if any, to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Issuer, each Purchaser and any Holder hereby irrevocably waive any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. The Issuer, each Purchaser and any Holder further agree that they shall not, and shall cause their respective Subsidiaries, if any, not to, bring any action, proceeding or litigation arising out of this Agreement, the Securities or any other Transaction Document in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

                  (c) The Issuer hereby irrevocably designates CT Corporation System at an address in New York City designated at the Closing Time as the designee, appointee and agent of the Issuer to receive, for and on behalf of the Issuer, service of process in such jurisdiction in any action, proceeding or litigation with respect to this Agreement, the Securities or any of the other Transaction Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Issuer at its address set forth opposite its signature below, but the failure of the Issuer have received such copy shall not affect in any way the service of such process. The Issuer irrevocably consents to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Issuer address, such service to become effective thirty (30) days after such mailing.

                  (d) Nothing herein shall affect the right of any Holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuer in any other jurisdiction. If service of process is made on a designated agent it should be made by either (i) personal delivery or (ii) mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.

                  (e) THE ISSUER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SECURITIES.

                  14.09. SEVERABILITY. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

                  14.10. ENTIRETY. This Agreement together with the other Transaction Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Transaction Documents or the transactions contemplated herein or therein.

                  14.11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties and covenants and indemnities made by the Issuer herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Securities and the payment of principal of the Notes and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of the Purchasers or any other Holder that is Affiliated with the Purchasers. All statements contained in any certificate delivered by or on behalf of the Issuer pursuant to this Agreement shall be deemed representations and warranties of the Issuer under this Agreement.

                  14.12. INCORPORATION. All Exhibits and Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                        D and W HOLDINGS, INC.

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        [PURCHASER]

                                        By:


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        [PURCHASER]

                                        By:


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        [PURCHASER]

                                        By:


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE A

                        INFORMATION RELATING TO PURCHASERS

                                                     Aggregate           Number of            Number of
                                                     Principal           Shares of            Shares of
                                                  Amount of Notes         Class A           Class B Common
                                                         to         Common Stock to be       Stock to be           Aggregate
Name and Address of Purchaser                       be Purchased        Purchased            Purchased          Purchase Price
Merrill Lynch Capital Corporation                      $21,500,000      7,756,495            1,939,124            $21,500,000
250 Vesey Street
New York, NY  10281

The Lincoln National Life Insurance Company            $10,000,000      3,608,285             902,071             $10,000,000
c/o Lincoln Investment Management, Inc.
200 East Berry Street;
Renaissance Square
Fort Wayne, IN  46802

GATX Capital Corporation                                $5,000,000      1,804,142             451,036              $5,000,000
4 Embarcadero Center
San Francisco, CA  94111

                                                                       EXHIBIT A

                                [FORM OF NOTE]

                  THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF OCTOBER 25, 2000, AND THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF OCTOBER 25, 2000, AMONG THE ISSUER AND THE PURCHASERS NAMED THEREIN. COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE ISSUER.

                  THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SECURITY, THE HOLDER OF THIS SECURITY SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF D AND W HOLDINGS, INC. AT 1341 WEST MOCKINGBIRD LANE, SUITE 1200W, DALLAS, TEXAS 75247, TELEPHONE NUMBER (214) 630-5757.

                              D and W HOLDINGS, INC.

                                -----------------

                       15% Senior Pay-In-Kind Notes due 2010

PPN 23288# AA 9

No. ___________                                            $

                  D and W HOLDINGS, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "COMPANY," which term includes any successor corporation thereto), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of _______________ Dollars on October 25, 2010, at the office or agency of the Company referred to below. The Company hereby promises to pay interest thereon on April 25 and October 25 (each an "INTEREST PAYMENT DATE") of each year, commencing on April 25, 2001, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance at the rate, subject to increase as provided below, of 15% per annum, until the principal hereof is paid or duly provided for; PROVIDED, that during any time while a Default or Event of Default has occurred and remains uncured, the interest rate shall increase to the greater of (i) the interest rate then in effect plus 1% per annum and (ii) the Prime Rate then in effect (the "DEFAULT INTEREST").

                  If the Company's Ratio (as defined in the Indenture) as of March 31, 2002 (as derived from financial statements prepared on or prior to May 15, 2002) is not equal to or less than 3.75x, the interest rate on the Notes shall increase as of March 31, 2002 to 17% per annum; PROVIDED, that the interest rate on the Notes will return to 15% per annum at such time and only for such time as the Ratio is equal to or less than 3.75x; PROVIDED, HOWEVER, that if the Ratio is greater than 3.75x at any time thereafter, the interest rate will return to 17% per annum, as of the last date of the period for which the Ratio was calculated, until such time as the Ratio is equal to or less than 3.75x. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Cash interest will begin to accrue on the Notes on the issuance date; PROVIDED that with respect to any Interest Payment Date on or prior to October 25, 2005, the Company will pay interest on such Interest Payment Date through the issuance of additional Notes (valued at 100% of the principal amount thereof) in an aggregate amount equal to the interest otherwise payable on such Interest Payment Date; PROVIDED, HOWEVER, that if at any time, an Event of Default has occurred and payment on the Notes has been accelerated pursuant to Section 12.02 of the Purchase Agreement, then accrued and unpaid interest shall be payable in cash only. Additional Notes shall be governed by, and entitled to the benefits of, the Purchase Agreement and shall be subject to the terms of the Purchase Agreement and shall be subject to the same terms (including the rate of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the issuance date, the aggregate principal amount and the payment of interest
(i) scheduled and paid prior to or on the date of issuance of such additional Notes or (ii) payable on the first Interest Payment Date following such date of issuance).

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Purchase Agreement referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on April 1 and October 1 (each a "REGULAR RECORD DATE"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a date for the payment of such defaulted interest to be fixed by the

Company (the "Special Record Date"), notice of which shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Purchase Agreement.

                  Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

                 [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                               D and W HOLDINGS, INC.

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                             [REVERSE OF SECURITY]

                  1. Purchase Agreement. This Note is one of a duly authorized issue of Notes of the Company designated as its 15% Senior Pay-In-Kind Notes due 2010 (the "NOTES"). The Notes are limited to an aggregate principal amount of $36,500,000, and such additional amount of Notes as may be paid as interest pursuant to this Note and the terms hereof, which may be issued pursuant to the Purchase Agreement (the "PURCHASE AGREEMENT") dated as of October 25, 2000, by and between the Company and the purchasers named therein, to which Purchase Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, delivered.

                  All capitalized terms used in this Note that are defined in the Purchase Agreement and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

                  Except as provided in Section 10.09 of the Purchase Agreement, no reference herein to the Purchase Agreement and no provisions of this Note or of the Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  2. Redemption. (a) Optional Redemption. The Company may redeem the Notes, in whole at any time and in part (in a minimum principal amount of $1,000,000) from time to time, on or before October 25 of each year and at the redemption prices (expressed as percentages of principal) listed below, together with accrued and unpaid interest, if any, to the date of redemption:

         YEAR                                                   REDEMPTION PRICE
         ----                                                   ----------------
         2001................................................        108.0%
         2002................................................        107.0%
         2003................................................        106.0%
         2004................................................        105.0%
         2005................................................        104.0%
         2006................................................        103.0%
         2007................................................        102.0%
         2008................................................        101.0%
         Thereafter..........................................        100.0%

                  (b) AHYDO Redemption. On April 25, 2006 and each Interest Payment Date thereafter, excluding the Interest Payment Date that falls on the Stated Maturity Date, the

Company shall redeem a principal amount of the Outstanding Notes on such date on a pro rata basis at a redemption price of 100% of the principal amount of the Notes so redeemed (the amount paid in order to redeem such Notes, the "PIK REDEMPTION AMOUNT"), such that the sum of the PIK Redemption Amount plus interest to be paid on such date with respect to all Outstanding Notes equals the AHYDO Amount. The AHYDO Amount will equal the excess of (i) the aggregate amount includible in gross income with respect to the Notes (I.E., the amount of interest, including original issue discount accrued with respect to the Notes) from the date of issuance of the Notes through and including each accrual period of the Notes ending after the fifth year of the issuance of the Notes (each, an "ACCRUAL PERIOD"), determined as set forth in Section 163(i)(2)(A) of the Code, over (ii) the sum of (A) the product of the issue price of the Notes and their annual yield to maturity (calculated as twice the semi-annual yield to maturity ), determined as set forth in Section 163(i)(2)(B)(ii) of the Code, plus (B) the aggregate amount of interest payments paid on the Notes before the close of each such Accrual Period (excluding the PIK Redemption Amount and current interest payable in such Accrual Period), determined as set forth in Section 163(i)(2)(B)(i) of the Code. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed.

                  If less than all the Notes are to be redeemed pursuant to the two immediately preceding paragraphs, the Notes shall be redeemed PRO RATA from each Holder.

                  3. Offers to Purchase. Section 8 of the Purchase Agreement by incorporating the Indenture by reference provides that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Purchase Agreement.

                  4. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

                  5. Amendments and Waivers. The Purchase Agreement permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Purchase Agreement at any time by the Company with the consent of the Holders of more than 75% in aggregate principal amount of the Outstanding Notes. The Purchase Agreement also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Purchase Agreement and certain past Defaults under the Purchase Agreement and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  6. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000, other than Notes paid as interest in which case such Notes shall be issuable in denominations of less than $1,000 to the extent necessary to pay all interest then due, and any integral multiple thereof. As provided in the Purchase Agreement and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  As provided in the Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  7. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, nor any agent shall be affected by notice to the contrary.

                  8. Registration Rights. Pursuant to the Exchange and Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 15% Senior Pay-In-Kind Notes due 2010, Series B, that have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Notes. The Holders shall be entitled to receive payments of Special Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Exchange and Registration Rights Agreement.

                  9. GOVERNING LAW. THE PURCHASE AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Purchase Agreement. Requests may be made to: Atrium Companies, Inc., 1341 West Mockingbird Lane, Suite 1200W, Dallas, Texas 75247, Attention: Chief Financial Officer.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, check the appropriate box:

                  Section 10.11  / /              Section 10.16  / /

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, state the amount:

$_______________

Date:                               Your signature:
         --------------                            -----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

                                                   By:
                                                      --------------------------
                                                      NOTICE:  To be executed by
                                                      an executive officer

Signature Guarantee:____________________

        [EXHIBIT B - FORM OF EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

               [EXHIBIT C - FORM OF REGISTRATION RIGHTS AGREEMENT]

                         [EXHIBIT D - FORM OF INDENTURE]

                  [EXHIBIT E - FORM OF ISSUER COUNSEL OPINION]

           [EXHIBIT F - FORM OF OPINION OF COUNSEL TO THE PURCHASERS]

                   [EXHIBIT G - FORM OF SOLVENCY CERTIFICATE]

     [EXHIBIT H - FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]

                          [EXHIBIT I - FORM OF LEGEND]

         Please Read This Important Notice Before Opening This Envelope
--------------------------------------------------------------------------------

                     . . .I M P O R T A N T N O T I C E. . .
           This envelope may contain non-public information regarding

                             D and W Holdings, Inc.
                                       and
                             Atrium Companies, Inc.

                  The enclosed information has been sent to you, at your request, pursuant to Section 6.01 of the Purchase Agreement dated October 25, 2000.

                  WE DRAW YOUR ATTENTION TO THE ANTI-FRAUD PROVISIONS OF THE FEDERAL AND STATE SECURITIES LAWS AND PARTICULARLY RULE 10B-5 OF THE SECURITIES AND EXCHANGE COMMISSION WHICH PROHIBIT THE PURCHASE OR SALE OF SECURITIES ON THE BASIS OF MATERIAL NON-PUBLIC INFORMATION. In light of these provisions and Rule 10b-5, we advise you that if you read the enclosed information, you should not purchase or sell or cause to be purchased or sold any securities of D and W Holdings, Inc. and Atrium Companies, Inc. unless or until such information has been publicly disclosed. In addition, you should not disclose any of such information unless and until such information has been publicly disclosed.

                              -------------------

          ACCORDINGLY, BY OPENING THIS ENVELOPE YOU SUBJECT YOURSELF TO
         THE FOREGOING RESTRICTIONS. IF YOU DETERMINE NOT TO OPEN THIS
                   ENVELOPE, PLEASE RETURN IT TO US PROMPTLY.















                                      I-1